Accountants' Consent
                              --------------------

The Board of Directors
Synovus Financial Corp.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement/prospectus.


                                                      /s/KPMG LLP
                                                      KPMG LLP


Atlanta, Georgia
November 21, 2000


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